Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, Jul. 26, 2016 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported second quarter 2016 net income(1) of $33.7 million, or $0.41 per diluted share, compared to net income of $37.0 million, or $0.45 per diluted share, during the prior quarter and net income of $67.4 million, or $0.80 per diluted share, during the second quarter of 2015.  Operating income was $53.8 million during the current quarter and the operating margin was 16.8%, compared to $71.4 million and 22.1%, respectively during the prior quarter and $111.0 million and 28.2%, respectively during the same quarter in 2015.

The second quarter of 2016 included $24.1 million in charges related to severance, accelerated amortization of deferred acquisition costs (“DAC”) and Project E implementation costs.  Excluding these charges, adjusted net income(2) was $48.9 million, or $0.59 per diluted share, while adjusted operating income and the adjusted operating margin were $77.9 million and 24.4%, respectively.  In addition to reporting results in accordance with generally accepted accounting principles (“GAAP”), management believes adjusting results to exclude items provides investors with financial measures that better reflect the company’s core operating performance and allow for more appropriate comparisons to prior periods.  However, non-GAAP financial measures should not be considered a substitute for performance measures calculated in accordance with GAAP.  A schedule reconciling non-GAAP financial measures to GAAP net income and earnings per diluted share is provided below.

During the quarter the following charges were recorded:

•                  $7.1 million for severance and related charges to U&D indirect costs (unaffiliated distribution $2.2 million; broker-dealer $4.9 million);

•                  $9.8 million for severance and related charges to compensation and related costs;

•                  $5.9 million related to the accelerated amortization of DAC to U&D direct costs (broker-dealer) due to a share class conversion; and

•                  $1.3 million related to costs associated with the implementation of technology to Project E to U&D indirect costs (broker-dealer).

(1)  Net income represents net income attributable to Waddell & Reed Financial, Inc.

(2)  Non-GAAP adjusted results provide an understanding of our business by excluding the effects of items that do not reflect the ordinary results of our operations.

Adjusted Results

Reconciliation to GAAP

(Amounts in thousands, except for per share data)

	GAAP		Adjusted
	2Q 16	Adj.	2Q 16
Operating Revenues:
Investment management fees	$140,880		$140,880
Underwriting and distribution fees	146,312		146,312
Shareholder service fees	32,016		32,016
Total operating revenues	319,208		319,208
Operating Expenses:
Underwriting and distribution	181,245	(14,285)	166,960
Compensation and related costs	58,341	(9,818)	48,523
General and administrative	19,276		19,276
Subadvisory fees	2,325		2,325
Depreciation	4,260		4,260
Total operating expenses	265,447	(24,103)	241,344
Operating Income	53,761	(24,103)	77,864
Investment and other income/(loss)	687		687
Interest expense	(2,776)		(2,776)
Income before taxes	51,672	(24,103)	75,775
Provision for taxes	18,101	8,937	27,038
Net Income	$33,571	(15,166)	$48,737
Noncontrolling interests	(124)		(124)
Net Income Attributable to Waddell & Reed Financial, Inc.	$33,695	(15,166)	$48,861
Net income per share, basic and diluted:	0.41	(0.18)	0.59
Weighted average shares outstanding - basic and diluted	82,947	82,947	82,947
Operating margin	16.8%		24.4%

Business Discussion

As of June 30, 2016, assets under management declined 9% sequentially to $86 billion due mainly to outflows from our Institutional and unaffiliated distribution channels.  Our Institutional channel experienced three material redemptions during the quarter that accounted for $4.9 billion of the $5.5 billion in total outflows.  Our unaffiliated distribution channel experienced $3.9 billion in outflows of which the Asset Strategy funds accounted for $2.6 billion.

“The company is not without challenges,” said Philip J. Sanders, Chief Investment Officer and incoming Chief Executive Officer of Waddell & Reed Financial, Inc.  “Our top priorities are improving investment performance, reigniting sales and executing on our technology initiatives across the company.”  Henry J. Herrmann, Chairman and Chief Executive Officer added; “we have a strong executive team that is united in its focus on achieving these objectives and I am confident that Phil is the right person to lead the organization through these difficult times.”

Management Fee Revenue Analysis

Management fees declined 3% sequentially, while average assets under management declined 5%.  Fees declined at a lesser rate than average assets under management due to an improvement in the effective fee rate due to a mix-shift in the asset base that increased the average fee rate.  Compared to the same quarter last year, management fees declined 24% due to a 26% decline in average assets under management, which was partly offset by a mix-shift in the asset base that increased the average fee rate.

Average assets under management were $90.8 billion during the current quarter, compared to $95.7 billion during the prior quarter and $123.5 billion during the second quarter of 2015.   The effective fee

rate for the current quarter was 62.4 basis points compared to 60.8 basis points and 60.4 basis points during the first quarter of 2016 and second quarter of 2015, respectively.

Underwriting and Distribution Analysis

Underwriting and Distribution Revenues

Revenues were largely unchanged sequentially as lower sales and, to a lesser extent, lower asset levels in our retail unaffiliated channel were offset by higher advisory fee revenues in our broker-dealer channel.  Compared to the same period last year, revenues declined 15% due to lower asset-based Rule 12b-1 service and distribution fees across both channels driven by a decrease in average assets under management.

Underwriting and Distribution Costs

The current quarter included charges for severance, accelerated amortization of DAC and costs associated with the implementation of Project E.  These charges totaled $5.9 million in direct expenses and $8.4 million in indirect expenses.

Direct costs rose 2% sequentially; however, excluding the above referenced items, adjusted costs declined 2% due to lower asset-based Rule 12b-1 service and distribution fees in the retail unaffiliated channel and lower commissions.  Indirect costs rose 9%; however, excluding the above referenced items, adjusted costs declined 9% due to workforce reductions, technology costs and travel.

Compared to the second quarter of 2015, direct costs declined 14%; however, excluding the above referenced items, adjusted costs declined 18% due to a decrease in assets under management and lower sales volume.  Indirect costs increased 17%; however, excluding the above referenced items, adjusted costs declined 2% due to lower advertising and sales meeting costs.

Compensation and Related Expense Analysis

Costs increased 10% compared to both the first quarter of 2016 and second quarter of 2015.  The current quarter included severance charges that totaled $9.8 million.  Excluding these charges, adjusted costs declined 8% compared to both the first quarter of 2016 and second quarter of 2015.  The decline was due to lower base salary and payroll taxes from the reduction in workforce and certain employees having exceeded the social security wage base for 2016.

General and Administrative Expense Analysis

Costs were largely unchanged sequentially as lower dealer servicing costs were offset by higher IT costs.  Compared to the same period last year, costs declined 31% due in lower dealer servicing costs and IT costs, and to a lesser degree, a decline in advertising costs.

Investment and Other Income

During the first quarter of 2016, we entered into a number of total return swap contracts to serve as an economic hedge against the market risk associated with our investments in sponsored funds.  We experienced a $9.6 million investment loss during the first quarter prior to our hedging strategy being fully implemented.  During the current quarter, higher dividend income and gains on redemptions of investments classified as available for sale were largely offset by net losses experienced from our hedged investment portfolio.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	2015				2016
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$182,105	$185,914	$175,218	$166,325	$144,778	$140,880
Underwriting and distribution fees	166,978	171,508	165,130	160,382	146,658	146,312
Shareholder service fees	36,375	36,568	35,761	34,367	32,380	32,016
Total operating revenues	385,458	393,990	376,109	361,074	323,816	319,208
Operating Expenses:
Underwriting and distribution	195,420	195,762	189,065	189,534	173,836	181,245
Compensation and related costs	53,495	52,829	46,157	48,271	52,940	58,341
General and administrative	25,678	27,897	25,458	26,033	19,152	19,276
Subadvisory fees	2,387	2,394	2,305	2,048	2,093	2,325
Depreciation	4,034	4,064	4,117	3,831	4,362	4,260
Total operating expenses	281,014	282,946	267,102	269,717	252,383	265,447
Operating Income	104,444	111,044	109,007	91,357	71,433	53,761
Investment and other income/(loss)	3,972	9	(16,872)	7,647	(10,218)	687
Interest expense	(2,766)	(2,765)	(2,765)	(2,772)	(2,768)	(2,776)
Income before taxes	105,650	108,288	89,370	96,232	58,447	51,672
Provision for taxes	38,537	40,843	41,312	33,312	20,978	18,101
Net Income	$67,113	$67,445	$48,058	$62,920	$37,469	$33,571
Noncontrolling interests	—	—	—	—	501	(124)
Net Income Attributable to Waddell & Reed Financial, Inc.	$67,113	$67,445	$48,058	$62,920	$36,968	$33,695
Net income per share, basic and diluted:	0.80	0.80	0.58	0.76	0.45	0.41
Weighted average shares outstanding - basic and diluted	83,581	84,079	83,469	82,873	82,104	82,947
Operating margin	27.1%	28.2%	29.0%	25.3%	22.1%	16.8%

Net Distribution Cost Analysis

(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Retail Unaffiliated Distribution(1)
U&D Revenues	$52,142	$51,768	$47,040	$43,091	$35,923	$32,510
U&D Expenses - Direct	(68,595)	(66,947)	(62,117)	(57,119)	(46,846)	(42,452)
U&D Expenses - Indirect	(14,029)	(13,972)	(13,329)	(14,614)	(13,349)	(14,939)
Net Distribution (Costs)	$(30,482)	$(29,151)	$(28,406)	$(28,642)	$(24,272)	$(24,881)

Retail Broker-Dealer(2)
U&D Revenues	$114,836	$119,740	$118,090	$117,291	$110,735	$113,802
U&D Expenses - Direct	(82,022)	(85,177)	(84,420)	(83,413)	(80,277)	(87,740)
U&D Expenses - Indirect	(30,774)	(29,666)	(29,199)	(34,388)	(33,364)	(36,114)
Net Distribution Excess/(Costs)	$2,040	$4,897	$4,471	$(510)	$(2,906)	$(10,052)

(1) Retail Unaffiliated Distribution was previously referred to as the “Wholesale channel”

(2) Retail Broker-Dealer was previously referred to as the “Advisors channel”

Changes in Assets Under Management

(Amounts in millions)

	2015				2016
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Retail Unaffiliated Distribution
Beginning assets	$60,335	$59,412	$57,545	$49,320	$45,641	$38,623
Sales*	3,870	3,239	2,768	2,341	2,144	1,526
Redemptions	(6,259)	(4,558)	(5,569)	(7,300)	(7,680)	(5,543)
Net Exchanges	224	144	265	176	158	127
Net flows	(2,165)	(1,175)	(2,536)	(4,783)	(5,378)	(3,890)
Market action	1,242	(692)	(5,689)	1,104	(1,640)	464
Ending assets	$59,412	$57,545	$49,320	$45,641	$38,623	$35,197

Retail Broker-Dealer
Beginning assets	$45,517	$46,385	$45,947	$42,215	$43,344	$42,142
Sales*	1,270	1,347	1,238	1,218	1,068	1,094
Redemptions	(1,279)	(1,279)	(1,242)	(1,245)	(1,197)	(1,329)
Net Exchanges	(224)	(144)	(265)	(176)	(172)	(163)
Net flows	(233)	(76)	(269)	(203)	(301)	(398)
Market action	1,101	(362)	(3,463)	1,332	(901)	517
Ending assets	$46,385	$45,947	$42,215	$43,344	$42,142	$42,261

Institutional
Beginning assets	$17,798	$17,097	$17,214	$14,657	$15,414	$14,426
Sales*	300	1,203	465	773	453	190
Redemptions	(1,460)	(1,003)	(1,817)	(799)	(1,068)	(5,699)
Net Exchanges	—	—	—	—	14	36
Net flows	(1,160)	200	(1,352)	(26)	(601)	(5,473)
Market action	459	(83)	(1,205)	783	(387)	40
Ending assets	$17,097	$17,214	$14,657	$15,414	$14,426	$8,993

Consolidated Total
Beginning assets	$123,650	$122,894	$120,706	$106,192	$104,399	$95,191
Sales*	5,440	5,789	4,471	4,332	3,665	2,810
Redemptions	(8,998)	(6,840)	(8,628)	(9,344)	(9,945)	(12,571)
Net Exchanges	—	—	—	—	—	—
Net flows	(3,558)	(1,051)	(4,157)	(5,012)	(6,280)	(9,761)
Market action	2,802	(1,137)	(10,357)	3,219	(2,928)	1,021
Ending assets	$122,894	$120,706	$106,192	$104,399	$95,191	$86,451

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

Asset Manager	2015				2016
(S in millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Retail Unaffiliated Distribution
AUM	$59,412	$57,545	$49,320	$45,641	$38,623	$35,197
Net flows	$(2,165)	$(1,175)	$(2,536)	$(4,783)	$(5,378)	$(3,890)
Organic growth	-14.4%	-7.9%	-17.6%	-38.8%	-47.1%	-40.3%
Redemption Rate	42.9%	31.0%	41.2%	59.3%	77.7%	61.3%
Retail Broker-Dealer
AUM	$46,385	$45,947	$42,215	$43,344	$42,142	$42,261
Net flows	$(233)	$(76)	$(269)	$(203)	$(301)	$(398)
Organic growth	-2.0%	-0.7%	-2.3%	-1.9%	-2.8%	-3.8%
Redemption Rate	9.0%	9.0%	8.9%	9.3%	9.3%	10.5%
Institutional
AUM	$17,097	$17,214	$14,657	$15,414	$14,426	$8,993
Net flows	$(1,160)	$200	$(1,352)	$(26)	$(601)	$(5,473)
Organic growth	-26.1%	4.7%	-31.4%	-0.7%	-15.6%	-151.8%
Redemption Rate	33.7%	23.2%	45.4%	20.5%	29.9%	198.9%

	1 Year	3 Years	5 Years
Fund Rankings
Lipper
Funds ranked in top half	31%	42%	41%
Assets ranked in top half	16%	32%	42%
MorningStar
Funds with 4/5 stars	17%	11%	8%
Assets with 4/5 stars	15%	5%	4%

	2015				2016
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Broker-Dealer
AUA* (in billions)	$53.7	$53.6	$49.4	$51.0	$49.9	$50.5
AUA* fee based accounts (in billions)	$18.0	$18.3	$17.0	$17.6	$17.4	$17.8
# Advisors	1,745	1,780	1,795	1,819	1,803	1,799
Advisor productivity (in thousands)	$65.9	$67.9	$66.3	$64.9	$61.3	$63.1
U&D revenues (in thousands)	$114,836	$119,740	$118,090	$117,291	$110,735	$113,802

* AUA represent Assets Under Administration

Unaudited Balance Sheet Information

Schedule of Selected Items

(Amounts in millions)	Jun. 30, 2016
Cash & cash equivalents (unrestricted)	$467.5
Investment securities	361.6
Total assets	1,406.2
Long-term debt	189.5
Total liabilities	577.8
Redeemable noncontrolling interests	10.9
Stockholders’ equity	817.5

Shares outstanding	82.9	million shares

	Quarter ended	Year-to-Date
($ in thousands)	Jun. 30, 2016	Jun. 30, 2016
Shares repurchased
Number of shares	1,075,826	2,201,497
Total cost	$21,863	$47,461

Dividend paid
Rate per share	$0.46	$0.92
Total paid	$38,501	$76,616

Capital returned to stockholders	$60,364	$124,077

In April 2016, we granted 2,213,850 shares of restricted stock pursuant to our stock incentive plan

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	Six Months Ended
	Jun-15	Jun-16	% Change
Operating Revenues:
Investment management fees	$368,019	$285,658	-22.4%
Underwriting and distribution fees	338,486	292,970	-13.4%
Shareholder service fees	72,943	64,396	-11.7%
Total operating revenues	779,448	643,024	-17.5%
Operating Expenses:
Underwriting and distribution	391,182	355,081	-9.2%
Compensation and related costs	106,324	111,281	4.7%
General and administrative	53,575	38,428	-28.3%
Subadvisory fees	4,781	4,418	-7.6%
Depreciation	8,098	8,622	6.5%
Total operating expenses	563,960	517,830	-8.2%
Operating Income	215,488	125,194	-41.9%
Investment and other income	3,981	(9,531)	-339.4%
Interest expense	(5,531)	(5,544)	0.2%
Income before taxes	213,938	110,119	-48.5%
Provision for taxes	79,380	39,079	-50.8%
Net Income	$134,558	$71,040	-47.2%
Noncontrolling interests	—	377	N/A
Net Income Attributable to Waddell & Reed Financial, Inc.	$134,558	$70,663	-47.5%
Net income per share, basic and diluted	1.61	0.86	-46.7%
Weighted average shares outstanding - basic and diluted	83,831	82,526
Operating margin	27.6%	19.5%

Net Distribution Cost Analysis

(Amounts in thousands)

	Six Months Ended
	Jun-15	Jun-16	% Change
Retail Unaffiliated Distribution(1)
U&D Revenues	$103,910	$68,433	-34.1%
U&D Expenses - Direct	(135,542)	(89,298)	-34.1%
U&D Expenses - Indirect	(28,001)	(28,288)	1.0%
Net Distribution (Costs)	$(59,633)	$(49,153)	-17.6%

Retail Broker-Dealer(2)
U&D Revenues	$234,576	$224,537	-4.3%
U&D Expenses - Direct	(167,199)	(168,017)	0.5%
U&D Expenses - Indirect	(60,440)	(69,478)	15.0%
Net Distribution Excess/(Costs)	$6,937	$(12,958)	-286.8%

(1) Retail Unaffiliated Distribution was previously referred to as the “Wholesale channel”

(2) Retail Broker-Dealer was previously referred to as the “Advisors channel”

Changes in Assets Under Management

(Amounts in millions)

	Six Months Ended
	Jun-15	Jun-16	% Change

Retail Unaffiliated Distribution
Beginning assets	$60,335	$45,641	-24.4%
Sales*	7,110	3,671	-48.4%
Redemptions	(10,816)	(13,224)	22.3%
Net Exchanges	367	285	N/M
Net flows	(3,339)	(9,268)	177.6%
Market action	549	(1,176)	-314.2%
Ending assets	$57,545	$35,197	-38.8%

Retail Broker-Dealer
Beginning assets	$45,517	$43,344	-4.8%
Sales*	2,616	2,161	-17.4%
Redemptions	(2,558)	(2,525)	-1.3%
Net Exchanges	(367)	(335)	N/M
Net flows	(309)	(699)	126.2%
Market action	739	(384)	-152.0%
Ending assets	$45,947	$42,261	-8.0%

Institutional Channel
Beginning assets	$17,798	$15,414	-13.4%
Sales*	1,504	643	-57.2%
Redemptions	(2,464)	(6,767)	174.6%
Net Exchanges	0	50	N/M
Net flows	(960)	(6,074)	532.7%
Market action	376	(347)	-192.3%
Ending assets	$17,214	$8,993	-47.8%

Consolidated Total
Beginning assets	$123,650	$104,399	-15.6%
Sales*	11,230	6,475	-42.3%
Redemptions	(15,838)	(22,516)	42.2%
Net Exchanges	—	—	N/M
Net flows	(4,608)	(16,041)	248.1%
Market action	1,664	(1,907)	-214.6%
Ending assets	$120,706	$86,451	-28.4%

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 9:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at www.waddell.com. Under the “Investor Info” tab you will find a link to presentations as well as to data tables which include supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the retail unaffiliated distribution channel (encompassing broker/dealer, retirement, and registered investment advisors), our retail broker-dealer channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States and internationally. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds and investment advisor and global distributor to the Ivy Global Investors SICAV, an umbrella UCITS fund range domiciled in Luxembourg. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Distributors, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, which include, without limitation:

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                  Our inability to reduce expenses rapidly enough to align with declines in our revenues, the level of our assets under management or our business environment.

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker-dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2015 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2016. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.